EXHIBIT 23.B

                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS


            We hereby consent to the incorporation by reference of (i) our report dated December 12, 1996, with respect to the financial statements of United Grocers, Inc.; (ii) our report dated December 12, 1996, with respect to the financial statement schedules; and (iii) our report dated December 12, 1996, with respect to supplemental information, all of which are included in the annual report on Form 10-K of United Grocers, Inc., for the year ended September 27, 1997, into the prospectus constituting part of the Registration Statement on Form S-2 of United Grocers, Inc.


                                          /s/DeLap, White & Raish

                                          DeLAP, WHITE & RAISH
                                          Certified Public Accountants



Portland, Oregon
January 21, 1997